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     PRICING SUPPLEMENT NO. 85                               Rule 424(b)(3)
     DATED: June 25, 1997                                File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

      Principal Amount:            Floating Rate Notes Book Entry Notes
      $100,000,000                 [x]                 [x]

      Original Issue Date:         Fixed Rate Notes    Certificated Notes
      June 30, 1997                [_]                 [_]


      Maturity Date:
      June 30, 1998

      Option to Extend Maturity:   No  [x]

                                   Yes [_]   Final Maturity Date:

                                           Optional           Optional
                         Redemption        Repayment          Repayment
      Redeemable On      Price(s)          Date(s)            Price(s)
      -------------      --------          -------            --------

      N/A                N/A               N/A                N/A

      Applicable Only to Fixed Rate Notes:
      -----------------------------------

      Interest Rate:

      Applicable Only to Floating Rate Notes:
      --------------------------------------

      Interest Rate Basis:                  Maximum Interest Rate: N/A

      [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

      [_]  Federal Funds Rate               Interest Reset Date(s): *

      [_]  Treasury Rate                    Interest Reset Period: Monthly

      [_]  LIBOR Reuters                    Interest Payment Date(s): **

      [x]  LIBOR Telerate

      [_]  Prime Rate                       Interest Payment Period: Monthly

      [_]  CMT Rate

      Initial Interest Rate: 5.66750%

      Index Maturity:  One Month

      Spread (plus or minus): -0.02%

     -------------------------
     *    7/31/97, 8/29/97, 9/30/97, 10/31/97, 11/28/97, 12/31/97, 1/30/98,
          2/27/98, 3/31/98, 4/30/98 and 5/29/98.

     **   7/31/97, 8/29/97, 9/30/97, 10/31/97, 11/28/97, 12/31/97, 1/30/98,
          2/27/98, 3/31/98, 4/30/98, 5/29/98 and 6/30/98.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

     NYFS04...:\25\22625\0122\1824\GGG6267K.250